Exhibit 99.1

Media Contact:	Investor Relations Contact:
Mei Li	Jennifer Gianola
NetSuite Inc.	NetSuite Inc.
650.996.0191	650.627.1131
meili@NetSuite.com	jgianola@NetSuite.com

NETSUITE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE BRONTO SOFTWARE

Combination Brings Together the Leader in Cloud Omnichannel Commerce

with the Leader in Commerce Marketing Automation

SAN MATEO, Calif. and DURHAM, NC—April 23, 2015—NetSuite Inc. (NYSE: N), the industry’s leading provider of cloud-based financials / ERP and omnichannel commerce software suites, today announced it has entered into a definitive agreement to acquire Bronto Software Inc., a privately-held cloud-based commerce marketing company, in a cash and equity transaction valued at approximately $200 million. This transaction is expected to close in the second quarter of 2015, subject to certain closing conditions and regulatory clearance.

The combination brings together leaders in cloud-based omnichannel commerce solutions. As the number one email marketing provider to retailers ranked on the Internet Retailer Top 1000, Bronto Software provides the premiere commerce marketing automation platform used by more than 1,400 brands, including Armani Exchange, Timex and Trek Bikes. NetSuite’s SuiteCommerce is the leading cloud-based omnichannel B2B and B2C commerce platform, with more than 3,000 brands leveraging SuiteCommerce to drive their commerce strategies across point-of-sale, ecommerce and call center. In addition, SuiteCommerce is the only unified cloud omnichannel commerce platform that brings together all the operational capabilities required to deliver a complete omnichannel commerce solution from order and inventory management to global multi-currency and multi-country tax compliance.

“This combination, for the first time ever, ties a rich marketing automation system with a cloud-based omnichannel commerce platform. The capabilities this solution will deliver are transformational,” said Zach Nelson, NetSuite CEO. “Just as customers demand seamless cross-channel shopping experiences, they increasingly expect companies to communicate consistently through all of their digital experiences – on site, at stores, in email or through social or mobile. By combining the two companies’ offerings and technology, we can help merchants deliver relevant and consistent digital commerce experiences throughout the customer journey.”

“Today’s consumers expect brands to know them across every channel and marketing touchpoint,” said Joe Colopy, Bronto Software CEO. “Providing that type of experience demands a unified approach to digital engagement, whether driving transactions online or offline or engaging with them through website, email, mobile or social. We’re thrilled to bring Bronto’s industry leading commerce marketing capabilities to NetSuite’s commerce solutions. This will help merchants to better engage with their customers, drive repeat purchases and build lifelong loyalty.”

Omnichannel Commerce: Disrupting Retail Today and Every Industry Tomorrow

In the modern cloud world in which businesses and individuals are operating today, the difference between commerce and marketing has quickly become blurred. Consumers are in constant communication with brands in store and across email, mobile, social and web channels and are never more than a click away from a transaction. Just as the consumers’ desire for a seamless omnichannel commerce experience is pushing businesses to unify their commerce systems, a comparable change is occurring in marketing. Consumers increasingly expect companies to present a consistent and unified brand experience across all marketing channels.

Born in the cloud in 2002, Bronto has been exclusively focused on solving the challenges of commerce marketers. Distinguishing itself from email marketing providers with simple “one size fits all” messaging, Bronto pioneered commerce marketing automation to execute natively on campaigns driven by orders and other commerce-specific elements. This enables brands to deliver timely and relevant digital marketing, fuel brand engagement and drive revenue throughout the customer lifecycle.

Bronto offers a host of capabilities in functionality that unifies a shopper’s omnichannel journey:

•	Messaging: Powerful yet intuitive tools designed for commerce marketers to personalize and execute on every aspect of email, SMS and social campaigns that drives online and offline sales.

•	Automation: Simple drag-and-drop tools to create intricate multi-step automated campaigns, like cart recovery, ratings and reviews follow-up, post-purchase, welcome series, and other staples of the modern commerce marketer.

•	Marketing CRM: Robust list management and segmentation tools to assess engagement across all messaging channels. It includes common list building features like website landing pages and pop-up boxes, text-to-join SMS campaigns to drive list growth.

•	Omnichannel: Features that bridge online and offline to give one view of the customer for the commerce marketer. It includes features like e-receipts and coupon management. These high-impact campaigns allow digital to in-store attribution.

The Future of Omnichannel Commerce

NetSuite will announce further details on its SuiteCommerce solution and the future of omnichannel at its SuiteWorld Conference May 4-7 in San Jose, Calif.

Impact to NetSuite’s Financial Model

NetSuite plans to discuss the expected future impact of the acquisition as part of its first quarter 2015 financial results conference call to be held today at 2:00 p.m. PDT / 5:00 p.m. EDT.

About Bronto Software

Bronto Software provides a cloud-based marketing platform for organizations to drive revenue through their email, mobile and social campaigns. Bronto is the number one ranked email marketing provider to the Internet Retailer Top 1000, with a client roster of leading brands worldwide, including Armani Exchange, Timex, Gander Mountain, Trek and Boot Barn. The company is headquartered in Durham, NC, with additional offices in London, Sydney, New York and Los Angeles. For more information, visit www.bronto.com.

About NetSuite

Today, approximately 24,000 companies and subsidiaries depend on NetSuite to run complex, mission-critical business processes globally in the cloud. Since its inception in 1998, NetSuite has established itself as the leading provider of enterprise-class cloud financials/ERP suites for divisions of large enterprises and mid-sized organizations seeking to upgrade their antiquated client/server ERP systems. NetSuite continues its success in delivering the best cloud ERP/financials suites to businesses around the world, enabling them to lower IT costs significantly while increasing productivity, as the global adoption of the cloud is accelerating.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements relating to expectations, plans, and prospects including expectations relating to the future growth of the online retail market, our ability to close this transaction and the benefits that will be derived from this transaction. These forward-looking statements are based upon the current expectations and beliefs of NetSuite’s management as of the date of this release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the risk of adverse and unpredictable macro-economic conditions and risks related to closing this transaction and integration of the companies. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

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For more information about NetSuite, please visit www.netsuite.com.

NOTE: NetSuite and the NetSuite logo are service marks of NetSuite Inc. Bronto is a registered service mark of Bronto Software Inc. Third-party trademarks mentioned are the property of their respective owners.